EXHIBIT 1.1


                                 CONFORMED COPY


                               General Mills, Inc.

                             Underwriting Agreement


                                                              New York, New York
                                                               February 13, 2002

To the Representatives
 named in Schedule I
 hereto of the Under-
 writers named in
 Schedule II hereto


Ladies and Gentlemen:

         General Mills, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount of its securities identified in
Schedule I hereto (the "Securities"), to be issued under an indenture (the "Indenture"), dated as of February 1, 1996, between the Company and U.S. Bank National Association, as trustee (the "Trustee"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

                  (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the

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         file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                  (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from

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                                                                               3

         the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

                  (c) Each of the Company and its Material Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company.

                  (e) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

                  (f) Neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Material Subsidiaries pursuant to, (i) the charter or by-laws of the Company or such subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule regulation, judgment, order or decree applicable to the Company or such subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over

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         the Company or its subsidiaries or any of its or their properties.

                  (g) There has been no material adverse effect on the consolidated financial position, stockholders' equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

                  (h) The Indenture and the Securities conform in all material respects to the description thereof contained in the Final Prospectus.

                  (i) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                  (k) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries and the combined historical financial statements and schedules of The Pillsbury Company and its subsidiaries and related entities ("Pillsbury") included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and of Pillsbury as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Summary Selected Historical Financial Data and Other Information" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the


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         Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

                  (l) Except as set forth in or contemplated in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (m) To the best of the Company's knowledge, KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (n) No labor dispute with the employees of the Company or any of its Material Subsidiaries exists or, to the best of the Company's knowledge, is threatened that could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business except as set forth in or contemplated in the Prospectus.

                  (o) No material subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

                   (p) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.


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         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

                  5. Agreements. The Company agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause any amendment to the Registration Statement to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will



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         promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
         Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to

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         the offering.

                  (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (f) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Rule 16a of the Exchange Act, any debt securities issued or guaranteed by the Company with a maturity in excess of one year (other than the Securities) or publicly announce an intention to effect any such transaction, until the Closing Date.

                  (g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.


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                  (b) The Company's General Counsel shall have furnished to the
         Representatives his or her opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) the Company and each of its Material Subsidiaries
                  has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, or subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

                            (ii) the Company's authorized equity capitalization
                  is as set forth in the Final Prospectus; the Indenture and the Securities conform in all material respects to the description thereof contained in the Final Prospectus;

                           (iii) the Indenture has been duly authorized,
                  executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                           (iv) to the knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements



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                  included or incorporated by reference in the Final Prospectus under the headings "United States Taxation", "Description of the Debt Securities We May Offer" and "Description of the Notes" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

                           (v) the Registration Statement has become effective
                  under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (vii) the Company is not and, after giving effect to
                  the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                           (viii) no consent, approval, authorization, filing
                  with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase


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                                                                              11

                  and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained;

                           (ix) neither the execution and delivery of the
                  Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Material Subsidiaries pursuant to, (i) the charter or by-laws of the Company or such subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or such subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiaries or any of its or their properties; and

                           (x) no holders of securities of the Company have
                  rights to the registration of such securities under the Registration Statement.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                  (c) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President or any Vice President and the principal financial or accounting officer of the Company,


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                                                                              12

         dated the Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) to the knowledge of such officers, no stop order
                  suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

                           (iii) since the date of the most recent financial
                  statements included or incorporated by reference in the Final Prospectus, there has been no material adverse effect on the consolidated financial position, stockholders' equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

                  (e) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of each of the Company and Pillsbury for the period ended on and as at the date of the most recent unaudited financial statements of each of the Company and Pillsbury included or incorporated by reference in the Registration Statement and Final Prospectus, in accordance with Statement on Auditing Standards No. 71, and stating in effect, except as provided in Schedule I hereto, that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                           (ii) on the basis of a reading of the latest
                  unaudited financial
                  statements of each of the Company and Pillsbury made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the period ended on and as at the date of the most recent unaudited financial statements of each of the Company and Pillsbury included or incorporated by reference in the Registration Statement and Final Prospectus, as indicated in their report which is incorporated by reference in the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and the subsidiaries; a reading of the minutes of the meetings of the stockholders, directors and committees of Pillsbury and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of each of the Company and Pillsbury and its subsidiaries as to transactions and events subsequent to the date of the most recent unaudited financial statements of the Company or of Pillsbury, as the case may be, included or incorporated by reference in the Registration Statement and Final Prospectus, nothing came to their attention which caused them to believe that:

                                    (1) any unaudited financial statements
                           included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q or in reports on Form 8-K under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

                                    (2) with respect to the period subsequent to
                           the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement and the Final Prospectus, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or in consolidated net current assets as compared with the amounts shown on the consolidated balance sheet as of the date indicated above included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from the date one day after the date above to such specified date there were any decreases, as compared with the corresponding period in the preceding year for sales, earnings before taxes and earnings from joint ventures or in total or per share amounts of net earnings of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                                    (3) the information included or incorporated
                           by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                                    (4) the unaudited amounts of
                           [______________] [describe the capsule information and its location] do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus; and do not conform with generally accepted accounting principles.

                           (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Prospectus Supplement Summary" and "Risk Factors" in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of

                  Financial Condition and Results of Operations" included or incorporated by reference in the Company's quarterly reports on Form 10-Q or reports on Form 8-K, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                           (iv) on the basis of a reading of the unaudited pro
                  forma financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the unaudited pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this
         Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the consolidated financial position, stockholders' equity or results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

                  (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (h) Prior to the Closing Date, the Company shall have furnished to the

         Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York, 10017 on the Closing Date.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder, after taking into account the amount of damages such Underwriter is otherwise required to pay, if any. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) there shall have occurred any material disruption in securities clearance or settlement services, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus.

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to General Mills, Inc. General Counsel (fax no.: (763) 764-3302) and confirmed to General Mills, Inc. General Counsel, Number One General Mills Blvd., Minneapolis, Minnesota 55440, with a copy to General Mills, Inc. Treasury Department, Number One General Mills Blvd., Minneapolis, Minnesota 55440, Attn.:
Treasurer (fax no.: (763) 764-7384).

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

                  "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City [or _______________].

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

                  "Material Subsidiaries" shall mean the Company's significant subsidiaries as defined by Rule 1-02 of Regulation S-X.

                  "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

                  "Prospectus" shall mean the Final Prospectus and the Preliminary Final Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing

         Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                Very truly yours,

                                GENERAL MILLS, INC.


                                By:  DAVID VanBENSCHOTEN
                                     -------------------
                                     Name:  David VanBenschoten
                                     Title:  Vice President, Treasuer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Barclays Capital Inc.
Deutsche Banc Alex. Brown Inc.
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Banc of America Securities LLC
J.P. Morgan Securities Inc.
UBS Warburg LLC
Utendahl Capital Partners, L.P.
Loop Capital Markets, L.L.C.
Credit Lyonnais Securities (USA) Inc.
Tokyo-Mitsubishi International plc
Mizuho International plc
SunTrust Capital Markets, Inc.
Wells Fargo Van Kasper, LLC
ABN AMRO Incorporated
Mellon Financial Markets, LLC
U.S. Bancorp Piper Jaffray Inc.
BNY Capital Markets, Inc.
Wachovia Securities, Inc.
BNP Paribas Securities Corp.
Fleet Securities, Inc.
HSBC Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated

By:  Salomon Smith Barney Inc.


By:  MARTHA D. BAILEY
     --------------------
     Name:  Martha D. Bailey
     Title:  Senior Vice President


For itself and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                   SCHEDULE I


Underwriting Agreement dated:  February 13, 2002

Registration Statement No. 333-75808
Representative(s):
Barclays Capital Inc., Deutsche Banc Alex. Brown Inc., Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, J.P. Morgan Securities Inc., UBS Warburg LLC, Utendahl Capital Partners, L.P., Loop Capital Markets, L.L.C., Credit Lyonnais Securities (USA) Inc., Tokyo-Mitsubishi International plc, Mizuho International plc, SunTrust Capital Markets, Inc., Wells Fargo Van Kasper, LLC, ABN AMRO Incorporated, Mellon Financial Markets, LLC, U.S. Bancorp Piper Jaffray Inc., BNY Capital Markets, Inc., Wachovia Securities, Inc., BNP Paribas Securities Corp., Fleet Securities, Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated


Title, Purchase Price and Description of Securities:

         Title and Aggregate
         Principal Amounts:         General Mills, $3,500,000,000 Bond Offering
                                    $1,500,000,000 5.125% Notes due
                                        February 15, 2007
                                    $2,000,000,000 6.000% Notes due
                                        February 15, 2012

         Purchase price
         (interest accrues from
           from the Closing Date):  Notes due 2007:  99.286% or $1,489,290,000
                                    Notes due 2012:  99.218% or $1,984,360,000

         Sinking fund provisions:  None

         Redemption provisions:

                  Optional Redemption: The notes will be redeemable as a whole or in part, at the option of the Company, at any time, at a redemption price equal to the grater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury yield (as defined in the Final Prospectus) plus 15 basis points in the case of the Notes due 2007 and plus 20 basis point in the case of the Notes due 2012.

                  Redemption for Tax Reasons: The Company may redeem all but not part of the Notes of either series upon the occurrence of specified tax events described under the heading "Description of the Notes - Tax Redemption" in the Final Prospects.

Closing Date, Time and Location:            February 21, 2002 at 10:00 a.m. at
                                            Davis Polk & Wardwell
                                            450 Lexington Avenue
                                            New York, New York 10017

Type of Offering:  Non-delayed



Date referred to in Section 5(f) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): February 21, 2001

Modification of items to be covered by the letter from KPMG LLP delivered pursuant to Section 6(e) at the Execution Time: None

                                   SCHEDULE II

                                            AGGREGATE PRINCIPAL                 AGGREGATE PRINCIPAL
                                            AMOUNT OF 5.125% NOTES              AMOUNT OF 6.000% NOTES
UNDERWRITERS                                DUE FEBRUARY 15, 2007               DUE FEBRUARY 15, 2012
------------                                ---------------------               ---------------------
Barclays Capital Inc.                         $238,650,000                        $318,200,000

Deutsche Banc Alex. Brown Inc.                 238,650,000                         318,200,000

Salomon Smith Barney Inc.                      238,650,000                         318,200,000

Credit Suisse First Boston Corporation         169,650,000                         226,200,000

Banc of America Securities LLC                 136,650,000                         182,200,000

J.P. Morgan Securities Inc.                    136,650,000                         182,200,000

UBS Warburg LLC                                136,650,000                         182,200,000

Utendahl Capital Partners, L.P.                 26,250,000                          35,000,000

Loop Capital Markets, L.L.C.                    26,250,000                          35,000,000

Credit Lyonnais Securities (USA) Inc.           24,150,000                          32,200,000

Tokyo-Mitsubishi International plc              19,800,000                          26,400,000

Mizuho International plc                        17,850,000                          23,800,000

SunTrust Capital Markets, Inc.                  17,850,000                          23,800,000

Wells Fargo Van Kasper, LLC                     17,850,000                          23,800,000

ABN AMRO Incorporated                           12,150,000                          16,200,000

Mellon Financial Markets, LLC                   12,150,000                          16,200,000

U.S. Bancorp Piper Jaffray Inc.                 11,100,000                          14,800,000

BNY Capital Markets, Inc.                        5,850,000                           7,800,000

Wachovia Securities, Inc.                        4,800,000                           6,400,000

BNP Paribas Securities Corp.                     2,100,000                           2,800,000

Fleet Securities, Inc.                           2,100,000                           2,800,000

HSBC Securities (USA) Inc.                       2,100,000                           2,800,000

Merrill Lynch, Pierce, Fenner
  & Smith Incorporated                           2,100,000                           2,800,000
                                          ----------------                    ----------------

         TOTAL                              $1,500,000,000                      $2,000,000,000